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                                                                      EXHIBIT 21
                       AUTOTOTE CORPORATION SUBSIDIARIES

  Autotote Management Corporation (Delaware) (100%)

  Newark Holdings, Inc. (Delaware) (100%)
    Autotote Systems, Inc. (Delaware) (100%)
      Autotote International, Inc. (Delaware) (100%)
      Autotote Canada, Inc. (Ontario) (100%)
      Autotote Europe, Ltd. (Ireland) (100%)
      Autotote Worldwide, Ltd. (Non-Resident Ireland) (99%, 1% NHI)
              Autotote Worldwide Services, Ltd. (Ireland) (100%)
              Autotote International, Ltd. (Ireland) (100%) (Inactive)

    Autotote Products, Inc. (Delaware) (100%) (Inactive)
      HTP, Inc. (Pennsylvania) (100%) (Inactive)

  Autotote Enterprises, Inc. (Connecticut) (100%)

  Autotote Keno Corporation (Nebraska) (100%)
    Big Red Keno Ltd. (Nebraska) (40%)
    Lincoln Big Red Keno Ltd. (Nebraska) (40%)
    Grefnas Big Red Keno Ltd. (Nebraska) (40%)

  Autotote Lottery Corporation (Delaware) (100%)
    Autotote Lottery Canada, Inc. (Quebec) (100%)
    Autotote Israel Ltd. (Israel) (80%)

  Autotote UK Limited (UK) (100%)
    The Enterprise Lottery Company Limited (U.K.) (22.6%)

  Autotote CBS, Inc. (Nevada) (100%)
      Megasports, Inc. (Nevada) (50%)

  ETAG Electronic Totalisator AG (Switzerland) (100%)
    TEK Tufelektronik GMBH (Germany) (100%)
      Datek Toto Dienstielstung GMBH (Germany) (50%)

    ETAG Electronic Totalisator GesMBH (Austria) (100%)

  Tele Control Kommunikations und Computersysteme GesMBH (Austria) (100%)

  Autotote Communication Services, Inc., formerly Autotote Simulcast Corporation (Delaware) (100%)

  Marvin H. Sugarman Productions, Inc. (New York) (100%)
    SJC Video Corporation (California) (88.67%)

  Racing Technology, Inc. (New York) (100%)

  SOFINAX (France) (85%)
    SEPMO (France) (100%)
      REALM (France) (78%) (22% held by SOFINAX directly)

    SASO (France) (100%)
    Microdyne Flocam (France) (54%)

  Autotote Mexico Ltd. (Delaware) (100%)

  Autotote Manufacturing Corporation (Delaware) (100%)